Exhibit 99.2

CONSENT OF INDEPENDENT VALUER

We hereby consent to the references to our name and the opinions we have delivered to Hines Global Income Trust, Inc. and the description of our role in the valuation process of Hines Global Income Trust, Inc., and its subsidiaries (collectively, the “Company”) being included or incorporated by reference in the Registration Statement on Form S-3 (No. 333-220046) of Hines Global Income Trust, Inc., and the related Prospectus, by being filed on a Current Report on Form 8-K of Hines Global Income Trust, Inc., on September 14, 2018.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Altus Group U.S., Inc.
Altus Group U.S., Inc.
September 14, 2018